Exhibit 99.1

UNDER ARMOUR REPORTS FOURTH QUARTER FISCAL 2025 RESULTS; PROVIDES FIRST QUARTER FISCAL 2026 OUTLOOK

BALTIMORE, May 13, 2025 – Under Armour, Inc. (NYSE: UAA, UA) announced its unaudited financial results for the fourth quarter and full fiscal year 2025, which ended on March 31, 2025. The company reports its financial performance in accordance with accounting principles generally accepted in the United States ("GAAP"). This press release includes references to "currency neutral" and "adjusted" amounts, which are non-GAAP financial measures detailed in the "Non-GAAP Financial Information" section below.

“One year into our strategic reset, we’re laying the groundwork for a more focused Under Armour. By elevating products and storytelling, tightening distribution, and refining our operating model, we are in the process of reigniting brand relevance and positioning the business for sustainable, profitable growth,” said Under Armour President and CEO Kevin Plank. “Our fourth quarter performance contributed to fiscal 2025 results that were better than the expectations we set a year ago and we are demonstrating traction in our efforts to reposition the brand.”

Fourth Quarter Fiscal 2025 Review
•Revenue was down 11 percent to $1.2 billion (down 10 percent currency neutral).
–North American revenue decreased 11 percent to $689 million, while international revenue declined 13 percent to $489 million (down 10 percent currency neutral). Within the international business, revenue declined 2 percent (flat currency neutral) in EMEA, 27 percent in Asia-Pacific (26 percent currency neutral), and 10 percent in Latin America (up 3 percent currency neutral).
–Wholesale revenue decreased 10 percent to $768 million, and direct-to-consumer revenue fell 15 percent to $386 million. Revenue from owned and operated stores declined 6 percent, while eCommerce revenue dropped 27 percent due to ongoing planned reductions in promotional activities, accounting for 37 percent of the total direct-to-consumer business for the quarter.
–Apparel revenue decreased 11 percent to $780 million, footwear revenue declined 17 percent to $282 million, and accessories revenue increased 2 percent to $92 million.
•Gross margin increased 170 basis points to 46.7 percent, primarily driven by supply chain benefits, including lower product and freight costs, reduced direct-to-consumer discounting, and positive impacts from product mix and foreign exchange, partially offset by an unfavorable channel and regional mix.
•Selling, general, and administrative expenses increased 1 percent to $607 million. Adjusted selling, general, and administrative expenses increased 7 percent to $586 million, which excludes approximately $16 million in transformation expenses related to our Fiscal 2025 Restructuring Program and roughly $5 million in litigation settlement expenses.
•Restructuring charges were $16 million.
•Operating loss was $72 million. Excluding the transformation expenses, restructuring charges, and litigation settlement expenses, the adjusted operating loss was $36 million.
•Net loss was $67 million. Adjusted net loss was $35 million.
•Diluted loss per share was $0.16. Adjusted diluted loss per share was $0.08.
•Inventory was down 1% to $946 million.

•Cash and cash equivalents totaled $501 million, and there were no outstanding borrowings under the company's $1.1 billion revolving credit facility.

Full Year Fiscal 2025 Review
•Revenue decreased 9 percent to $5.2 billion (down 9 percent currency neutral).
–North American revenue decreased 11 percent to $3.1 billion, while international revenue fell 6 percent to $2.1 billion (down 5 percent currency neutral). Within the international business, revenue was flat in EMEA (flat currency neutral) and declined 13 percent in Asia-Pacific (down 13 percent currency neutral) and 6 percent in Latin America (flat currency neutral).
–Wholesale revenue fell 8 percent to $3.0 billion, and direct-to-consumer revenue declined 11 percent to $2.1 billion. Revenue from owned and operated stores decreased 2 percent, while eCommerce revenue dropped 23 percent due to planned reductions in promotional activities, which accounted for 35 percent of the total direct-to-consumer business for the year.
–Apparel revenue fell 9 percent to $3.5 billion, footwear revenue declined 13 percent to $1.2 billion, and accessories revenue rose 1 percent to $411 million.
•Gross margin increased 180 basis points to 47.9 percent, primarily due to supply chain benefits, including reduced freight and product costs and a decrease in direct-to-consumer discounting. This increase was partially offset by unfavorable impacts from regional and channel mix fluctuations and foreign currency exchange variations.
•Selling, general, and administrative expenses increased 8 percent to $2.6 billion. Adjusted selling, general, and administrative expenses fell 2 percent to $2.3 billion, which excludes $266 million in litigation settlement expenses, approximately $31 million in transformation costs related to our Fiscal 2025 Restructuring Program, and an impairment of $28 million related to exiting our previous global headquarters.
•Restructuring charges were $58 million.
•Operating loss was $185 million. Excluding the company's litigation settlement expenses, transformation expenses, restructuring charges, and impairment charges, adjusted operating income stood at $198 million.
•Net loss was $201 million. Adjusted net income was $135 million.
•Diluted loss per share was $0.47. Adjusted diluted earnings per share was $0.31.

Share Buyback Program
Under Armour repurchased $25 million of its Class C common stock in the fourth quarter, retiring 4.1 million shares. As of March 31, 2025, a total of 12.8 million shares had been repurchased for $90 million as part of a three-year, $500 million program approved by the Board of Directors in May 2024.

Fiscal 2025 Restructuring Plan
In May 2024, Under Armour announced a restructuring plan to improve the company's financial and operational efficiencies. The plan has an anticipated range of $140 million to $160 million, with up to $90 million expected to be cash-related and as much as $70 million projected as non-cash charges. By the end of the fourth fiscal quarter of 2025, the company recognized $58 million in restructuring and impairment charges and $31 million in other related transformational expenses under the plan. Out of the total $89 million incurred so far, $55 million is cash-related, and $34 million is non-cash-related. The company anticipates that the remaining charges outlined in the updated restructuring plan will be realized during fiscal 2026.

First Quarter Fiscal 2026 Outlook
“As we look toward fiscal 2026 amid a complex macroeconomic backdrop, our sharpened execution, alignment, and focus – bolstered by the move to a category-led operating model – equip us to navigate ongoing volatility with resilience,” continued Plank. “I’m confident in the agility we’ve built over the past year, and we are raising our bar of excellence at Under Armour.”

Given the uncertainty surrounding evolving trade policies and the macroeconomic environment, including potential demand-related and cost impacts from tariffs, the company is providing an outlook solely for the first quarter of fiscal 2026. Key points related to Under Armour’s first quarter fiscal 2026 outlook include:

•Revenue is expected to decrease 4 to 5 percent compared to the first quarter of fiscal 2025. This includes an anticipated 4 to 5 percent decline in North America, high single-digit percentage growth in EMEA, and a mid-teen percent rate decline in the Asia-Pacific region.
•Gross margin is expected to increase 40 to 60 basis points compared to the previous year, driven by a more favorable product mix, lower product and freight costs, and positive foreign exchange impacts. However, this increase is expected to be partially offset by a less favorable channel and regional mix and anticipated impacts from tariffs.
•Selling, general, and administrative expenses are expected to decrease approximately 40 percent compared to last year’s first quarter, which included a $274 million litigation settlement expense. Excluding last year’s litigation settlement expense and anticipated transformation costs related to the company’s Fiscal 2025 Restructuring Plan, adjusted selling, general, and administrative expenses are expected to leverage slightly compared to the prior-year quarter.
•Operating income is anticipated to be $5 million to $15 million. Excluding projected restructuring charges and transformation expenses, the expected first quarter adjusted operating income is forecasted to be between $20 million and $30 million.
•Diluted loss per share is expected to be $0.00 to $0.02. Adjusted diluted earnings per share is anticipated to be $0.01 to $0.03.

Conference Call and Webcast
Under Armour will host its fourth quarter and full fiscal year 2025 conference call today at approximately 8:30 a.m. Eastern Time. The call will be streamed live at https://about.underarmour.com/investor-relations/financials and will be available for replay roughly three hours after the live event.

Non-GAAP Financial Information
This press release discusses “currency-neutral” and "adjusted" results, as well as the company's "adjusted" forward-looking estimates for the first quarter of the fiscal year ending March 31, 2026. Management believes this information is valuable for investors seeking to compare the company’s operational results across different periods, as it provides clearer insight into its underlying performance by excluding these impacts. Currency-neutral financial data eliminates fluctuations in foreign currency exchange rates. Adjusted financial measures exclude the company's litigation settlement expenses (and related insurance recoveries), impairment charges related to vacating our previous global headquarters, the effects of the fiscal year 2025 restructuring plan and associated charges, and related tax effects. Management asserts these adjustments are not essential to the company’s core operations. The reconciliation of non-GAAP figures to the most directly comparable financial measures computed in accordance with GAAP is included in the supplemental financial information that accompanies this release. All per-share amounts are reported on a diluted basis. These supplemental non-GAAP financial measures should not be viewed in isolation; they should be considered alongside the company’s reported results prepared under GAAP. Furthermore, the company’s non-GAAP financial information may not be comparable to similar measures reported by other companies.

About Under Armour, Inc.
Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, future financial condition or results of operations, growth prospects and strategies, potential restructuring efforts (including the scope, anticipated charges and costs, the timing of these measures, and the anticipated benefits of our restructuring initiatives), expectations related to promotional activities, freight, product cost pressures, foreign currency effects, the impact of global economic conditions including changes in trade policy and inflation on our results of operations, liquidity and use of capital resources, the development and introduction of new products, the execution of marketing strategies, benefits from significant investments, and impacts from litigation or other proceedings. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential,” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, they are inherently uncertain. We cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Several important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions (such as rising inflation and potential impacts of changes and uncertainties related to government fiscal, monetary, tax and trade policies) that could influence overall consumer spending or our industry; the impact of global events beyond our control, including military conflicts; and the effects of changes in the global trade environment, such as the imposition of new tariffs and countermeasures thereto, on our profitability; increased competition that may cause us to lose market share, lower product prices or significantly increase marketing efforts; fluctuations in the costs of raw materials and commodities we use in our products and supply chain (including labor); our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business; changes in the financial health of our customers; our ability to effectively develop and launch new, innovative, and updated products; our ability to accurately forecast consumer preferences and demand for our products and to effectively manage our inventory; our ability to successfully execute potential restructuring plans and achieve expected benefits; loss of key customers, suppliers, or manufacturers; our ability to further expand our business globally and drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; our ability to effectively market and maintain a positive brand image; our ability to successfully manage or achieve expected outcomes from significant transactions and investments; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively meet regulatory requirements and stakeholder expectations with respect to sustainability and social matters; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation, or application of our global operating and financial reporting information technology system; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations; risks related to data security or privacy breaches; the impact of global or regional public health emergencies on our industry and our business, financial condition and results of operations, including impacts on the global supply chain; and our potential exposure to and the financial impact of litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect unanticipated events.

# # #

Under Armour Contact:
Lance Allega
Senior Vice President
Finance & Capital Markets
(410) 246-6810
LAllega@underarmour.com

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2025, and 2024
(Unaudited; in thousands, except per share amounts)

CONSOLIDATED STATEMENTS OF OPERATION

	Three Months Ended March 31,				Year Ended March 31,
in '000s	2025	% of Net Revenues	2024	% of Net Revenues	2025	% of Net Revenues	2024	% of Net Revenues
Net revenues	$1,180,583	100.0%	$1,332,197	100.0%	$5,164,310	100.0%	$5,701,879	100.0%
Cost of goods sold	629,801	53.3%	732,601	55.0%	2,689,566	52.1%	3,071,626	53.9%
Gross profit	550,782	46.7%	599,596	45.0%	2,474,744	47.9%	2,630,253	46.1%
Selling, general and administrative expenses	607,133	51.4%	603,150	45.3%	2,601,991	50.4%	2,400,502	42.1%
Restructuring charges	15,726	1.3%	—	—%	57,969	1.1%	—	—%
Income (loss) from operations	(72,077)	(6.1)%	(3,554)	(0.3)%	(185,216)	(3.6)%	229,751	4.0%
Interest income (expense), net	(3,321)	(0.3)%	2,478	0.2%	(6,115)	(0.1)%	268	—%
Other income (expense), net	(4,718)	(0.4)%	(3,708)	(0.3)%	(13,431)	(0.3)%	32,055	0.6%
Income (loss) before income taxes	(80,116)	(6.8)%	(4,784)	(0.4)%	(204,762)	(4.0)%	262,074	4.6%
Income tax expense (benefit)	(12,198)	(1.0)%	(11,327)	(0.9)%	(2,890)	(0.1)%	30,006	0.5%
Income (loss) from equity method investments	461	—%	25	—%	605	—%	(26)	—%
Net income (loss)	$(67,457)	(5.7)%	$6,568	0.5%	$(201,267)	(3.9)%	$232,042	4.1%

Basic net income (loss) per share of Class A, B and C common stock	$(0.16)		$0.02		$(0.47)		$0.53
Diluted net income (loss) per share of Class A, B and C common stock	$(0.16)		$0.02		$(0.47)		$0.52
Weighted average common shares outstanding Class A, B and C common stock
Basic	429,292		435,582		432,245		440,324
Diluted	429,292		447,385		432,245		451,011

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2025, and 2024
(Unaudited; in thousands)
NET REVENUES BY SEGMENT

	Three Months Ended March 31,			Year Ended March 31,
in '000s	2025	2024	% Change	2025	2024	% Change
North America	$689,399	$771,870	(10.7)%	$3,105,624	$3,505,167	(11.4)%
EMEA	278,618	284,134	(1.9)%	1,086,578	1,081,915	0.4%
Asia-Pacific	164,828	226,704	(27.3)%	755,437	873,019	(13.5)%
Latin America	45,087	50,241	(10.3)%	215,427	229,481	(6.1)%
Corporate Other (1)	2,651	(752)	(452.5)%	1,244	12,297	(89.9)%
Total net revenues	$1,180,583	$1,332,197	(11.4)%	$5,164,310	$5,701,879	(9.4)%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended March 31,			Year Ended March 31,
in '000s	2025	2024	% Change	2025	2024	% Change
Wholesale	$767,603	$849,805	(9.7)%	$2,978,869	$3,243,187	(8.1)%
Direct-to-consumer	386,110	454,690	(15.1)%	2,089,607	2,335,154	(10.5)%
Net Sales	1,153,713	1,304,495	(11.6)%	5,068,476	5,578,341	(9.1)%
License revenues	24,219	28,454	(14.9)%	94,590	111,241	(15.0)%
Corporate Other (1)	2,651	(752)	(452.5)%	1,244	12,297	(89.9)%
Total net revenues	$1,180,583	$1,332,197	(11.4)%	$5,164,310	$5,701,879	(9.4)%

NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended March 31,			Year Ended March 31,
in '000s	2025	2024	% Change	2025	2024	% Change
Apparel	$780,366	$877,347	(11.1)%	$3,451,414	$3,789,016	(8.9)%
Footwear	281,845	337,738	(16.5)%	1,206,202	1,383,610	(12.8)%
Accessories	91,502	89,410	2.3%	410,860	405,715	1.3%
Net Sales	1,153,713	1,304,495	(11.6)%	5,068,476	5,578,341	(9.1)%
Licensing revenues	24,219	28,454	(14.9)%	94,590	111,241	(15.0)%
Corporate Other (1)	2,651	(752)	(452.5)%	1,244	12,297	(89.9)%
Total net revenues	$1,180,583	$1,332,197	(11.4)%	$5,164,310	$5,701,879	(9.4)%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program.

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2025, and 2024
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended March 31,				Year Ended March 31,
in '000s	2025	% of Net Revenues (1)	2024	% of Net Revenues (1)	2025	% of Net Revenues (1)	2024	% of Net Revenues (1)
North America	$100,302	14.5%	$139,841	18.1%	$629,518	20.3%	$677,882	19.3%
EMEA	33,021	11.9%	58,467	20.6%	147,182	13.5%	176,205	16.3%
Asia-Pacific	15,029	9.1%	33,630	14.8%	73,187	9.7%	119,650	13.7%
Latin America	6,004	13.3%	5,642	11.2%	47,532	22.1%	38,401	16.7%
Corporate Other (2)	(226,433)	NM	(241,134)	NM	(1,082,635)	NM	(782,387)	NM
Income (loss) from operations	$(72,077)	(6.1)%	$(3,554)	(0.3)%	$(185,216)	(3.6)%	$229,751	4.0%

(1) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).
(2) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program. Corporate Other also includes expenses related to the company's central supporting functions.

Under Armour, Inc.
As of March 31, 2025, and March 31, 2024
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

in '000s	March 31, 2025	March 31, 2024
Assets
Current assets
Cash and cash equivalents	$501,361	$858,691
Accounts receivable, net	675,822	757,339
Inventories	945,836	958,495
Prepaid expenses and other current assets, net	206,078	289,157
Total current assets	2,329,097	2,863,682
Property and equipment, net	645,147	664,503
Operating lease right-of-use assets	384,341	434,699
Goodwill	487,632	478,302
Intangible assets, net	5,224	7,000
Deferred income taxes	286,160	221,033
Other long-term assets	163,270	91,515
Total assets	$4,300,871	$4,760,734
Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$—	$80,919
Accounts payable	429,944	483,731
Accrued expenses	348,747	287,853
Customer refund liabilities	146,021	139,283
Operating lease liabilities	130,050	139,331
Other current liabilities	54,381	34,344
Total current liabilities	1,109,143	1,165,461
Long-term debt, net of current maturities	595,125	594,873
Operating lease liabilities, non-current	574,277	627,665
Other long-term liabilities	132,048	219,449
Total liabilities	2,410,593	2,607,448
Total stockholders’ equity	1,890,278	2,153,286
Total liabilities and stockholders’ equity	$4,300,871	$4,760,734

Under Armour, Inc.
For the Year Ended March 31, 2025 and 2024
(Unaudited; in thousands)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$(201,267)	$232,042
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	135,804	142,590
Unrealized foreign currency exchange rate (gain) loss	(14,636)	16,080
Loss on disposal of property and equipment	6,373	1,623
Non-cash restructuring and impairment charges	53,765	6,179
Amortization of bond premium and debt issuance costs	2,319	2,034
Stock-based compensation	52,974	42,998
Deferred income taxes	(61,794)	(23,693)
Changes in reserves and allowances	4,409	13,612
Changes in operating assets and liabilities:
Accounts receivable	79,981	(3,906)
Inventories	10,941	216,484
Prepaid expenses and other assets	13,116	(29,060)
Other non-current assets	(41,777)	34,920
Accounts payable	(58,465)	(197,887)
Accrued expenses and other liabilities	(62,675)	(18,267)
Customer refund liabilities	6,805	(21,427)
Income taxes payable and receivable	14,808	(60,352)
Net cash provided by (used in) operating activities	(59,319)	353,970
Cash flows from investing activities
Purchases of property and equipment	(168,684)	(150,333)
Sale of MyFitnessPal platform	50,000	45,000
Sale of MapMyFitness platform	8,000	—
Purchase of UNLESS COLLECTIVE, Inc, net of cash acquired	(8,120)	—
Purchase of equity method investment in ISC Sport	(7,546)	—
Net cash provided by (used in) investing activities	(126,350)	(105,333)
Cash flows from financing activities
Common stock repurchased	(90,000)	(75,000)
Repayment of long-term debt	(80,919)	—
Employee taxes paid for shares withheld for income taxes	(9,686)	(6,163)
Excise tax paid on repurchases of common stock	(628)	—
Proceeds from exercise of stock options and other stock issuances	2,494	3,193
Payments of debt financing costs	(2,067)	(720)
Net cash provided by (used in) financing activities	(180,806)	(78,690)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,609	(19,775)
Net increase (decrease) in cash, cash equivalents and restricted cash	(361,866)	150,172
Cash, cash equivalents and restricted cash
Beginning of period	876,917	726,745
End of period	$515,051	$876,917

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2025
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency-neutral net revenue, a non-GAAP measure. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.
CURRENCY-NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three Months Ended March 31, 2025	Year Ended March 31, 2025
Total Net Revenue
Net revenue growth - GAAP	(11.4)%	(9.4)%
Foreign exchange impact	1.6%	0.5%
Currency neutral net revenue growth - Non-GAAP	(9.8)%	(8.9)%

North America
Net revenue growth - GAAP	(10.7)%	(11.4)%
Foreign exchange impact	0.6%	0.2%
Currency neutral net revenue growth - Non-GAAP	(10.1)%	(11.2)%

EMEA
Net revenue growth - GAAP	(1.9)%	0.4%
Foreign exchange impact	2.1%	(0.1)%
Currency neutral net revenue growth - Non-GAAP	0.2%	0.3%

Asia-Pacific
Net revenue growth - GAAP	(27.3)%	(13.5)%
Foreign exchange impact	1.7%	0.9%
Currency neutral net revenue growth - Non-GAAP	(25.6)%	(12.6)%

Latin America
Net revenue growth - GAAP	(10.3)%	(6.1)%
Foreign exchange impact	13.0%	6.0%
Currency neutral net revenue growth - Non-GAAP	2.7%	(0.1)%

Total International
Net revenue growth - GAAP	(12.9)%	(5.8)%
Foreign exchange impact	2.9%	0.9%
Currency neutral net revenue growth - Non-GAAP	(10.0)%	(4.9)%

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2025
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the company's condensed consolidated statement of operations in accordance with GAAP to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED SELLING GENERAL AND ADMINISTRATIVE EXPENSES

in '000s	Three Months Ended March 31,	Year Ended March 31, 2025
GAAP selling, general and administrative expenses	$607,133	$2,601,991
Add: Impact of litigation settlement	(4,750)	(265,796)
Add: Impact of restructuring-related transformational expenses	(15,993)	(31,193)
Add: Impact of other impairment charges	—	(28,360)
Adjusted selling, general and administrative expenses	$586,390	$2,276,642

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

in '000s	Three Months Ended March 31,	Year Ended March 31, 2025
GAAP income (loss) from operations	$(72,077)	$(185,216)
Add: Impact of litigation settlement	4,750	265,796
Add: Impact of restructuring charges	15,726	57,969
Add: Impact of restructuring-related transformational expenses	15,993	31,193
Add: Impact of other impairment charges	—	28,360
Adjusted income from operations	$(35,608)	$198,102

ADJUSTED NET INCOME (LOSS) RECONCILIATION

in '000s	Three Months Ended March 31,	Year Ended March 31, 2025
GAAP net income (loss)	$(67,457)	$(201,267)
Add: Impact of litigation settlement	4,750	265,796
Add: Impact of restructuring charges	15,726	57,969
Add: Impact of restructuring-related transformational expenses	15,993	31,193
Add: Impact of other impairment charges	—	28,360
Add: Impact of provision for income taxes	(3,711)	(46,983)
Adjusted net income	$(34,699)	$135,068

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2025
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the company's condensed consolidated statement of operations in accordance with GAAP to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three Months Ended March 31,	Year Ended March 31, 2025
GAAP diluted net income (loss) per share	$(0.16)	$(0.47)
Add: Impact of litigation settlement	0.01	0.61
Add: Impact of restructuring charges	0.04	0.13
Add: Impact of restructuring-related transformational expenses	0.04	0.07
Add: Impact of other impairment charges	—	0.07
Add: Impact of provision for income taxes	(0.01)	(0.10)
Adjusted diluted net income per share	$(0.08)	$0.31

Under Armour, Inc.
Outlook for the Quarter Ended June 30, 2025
(Unaudited; in millions, except per share amounts)

The tables below reconcile the company's condensed consolidated statement of operations, presented in accordance with GAAP, to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Quarter Ending June 30, 2025
	Low end of estimate	High end of estimate
GAAP income from operations	$5	$15
Add: Impact of charges under 2025 restructuring plan	15	15
Adjusted income from operations	$20	$30

ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE RECONCILIATION

	Quarter Ending June 30, 2025
	Low end of estimate	High end of estimate
GAAP diluted net loss per share	$(0.02)	$0.00
Add: Impact of charges under 2025 restructuring plan, net of tax	0.03	0.03
Adjusted diluted net income per share	$0.01	$0.03

Under Armour, Inc.
As of March 31, 2025 and 2024
COMPANY-OWNED & OPERATED DOOR COUNT

	March 31,
	2025	2024
Factory House	180	183
Brand House	15	17
North America total doors	195	200

Factory House	178	173
Brand House	68	67
International total doors	246	240

Factory House	358	356
Brand House	83	84
Total doors	441	440